EXHIBIT S

August 7, 2003

Minister of Finance

Ministry of Finance

Federative Republic of Brazil

Esplanada dos Ministérios

Bloco P

70048-900, Brasília-DF

BRAZIL

Re:    Federative Republic of Brazil

          Registration Statement No. 333-106275

Ladies and Gentlemen:

I, a duly authorized Deputy Attorney General of the National Treasury of the Ministry of Finance of the Federative Republic of Brazil (“Brazil”), have reviewed (i) the above-referenced Registration Statement (the “Registration Statement”), including the Prospectus, the Prospectus Supplements dated July 25, 2003 and July 30, 2003, respectively, constituting a part thereof (together, the “Prospectus Supplements”), (ii) the Fiscal Agency Agreement dated as of November 1, 1996, between Brazil and JPMorgan Chase Bank, including the form of Note attached thereto, each as amended by Amendment No. 1 dated as of April 28, 2003 (the “Fiscal Agency Agreement”), previously filed as part of Brazil’s Registration Statement on Schedule B (Registration No. 333-6682) and made a part of the Registration Statement, (iii) the form of Underwriting Agreement (the “Underwriting Agreement”) among Brazil, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (together, the “Underwriters”) attached as Exhibit I to the Dealer Managers Agreement dated July 25, 2003, among Brazil, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (the “Dealer Managers Agreement”) previously filed as Exhibit N to Amendment No. 4 to the Annual Report of Brazil on Form 18-K/A for the fiscal year ended December 31, 2001, and incorporated by reference in and made a part of the Registration Statement, pursuant to which Brazil proposes to issue and sell to the underwriters named therein its 10% U.S. Dollar-Denominated Global Bonds due 2011 (the “Global Bonds 2011”), and (iv) the Dealer Managers Agreement relating to Brazil’s invitation to owners of Old Bonds (as defined below) (A) to submit offers to exchange USD Par Series Z-L Bonds Due 2024 (“Par Bonds”) and USD Discount Series Z-L Bonds Due 2024 (“Discount Bonds”) at fixed exchange ratios for a combination of Global Bonds 2011 and Brazil’s 8 7/8% U.S. Dollar-Denominated Global Bonds due 2024, Series B (the “Global Bonds 2024” and, together with the Global Bonds 2011, the “Global Bonds”) and (B) to submit offers to exchange USD Front-Loaded Interest Reduction with Capitalization Series L Bonds Due 2014 (“C Bonds” and, together with the Par Bonds and the Discount Bonds, the “Old

Bonds”) in a reverse modified Dutch action for Global Bonds 2024, on the terms and subject to the conditions set forth in the Prospectus Supplements, the Prospectus and the related Letter of Transmittal.

The issuance of the Global Bonds has been authorized pursuant to Resolution No. 69 dated September 12, 1996 of the Federal Senate of Brazil and Resolution No. 57 dated November 10, 1995 of the Federal Senate of Brazil, as amended by Resolution No. 51 dated June 10, 1997 of the Federal Senate of Brazil, Resolution No. 23 dated June 29, 1999 of the Federal Senate of Brazil, Resolution No. 74 dated December 19, 2000 of the Federal Senate of Brazil and Resolution No. 34 dated June 28, 2002 of the Federal Senate of Brazil.

It is my opinion that the Global Bonds have been duly authorized, and when executed and delivered by Brazil and authenticated pursuant to the Fiscal Agency Agreement and delivered pursuant to the Dealer Managers Agreement, the Underwriting Agreement, the Prospectus (including, without limitation, the Prospectus Supplements) and any amendments or supplements thereto, the Global Bonds will constitute valid and legally binding direct and unconditional obligations of Brazil under the present laws of Brazil.

I hereby consent to the filing of this opinion as an exhibit to Amendment No. 5 to the Annual Report of Brazil on Form 18-K/A for the fiscal year ended December 31, 2001. In giving the foregoing consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/S/ DANIEL RODRIGUES ALVES
Daniel Rodrigues Alves Deputy Attorney General of the National Treasury of Brazil